Exhibit 99.1

                   COLUMBIA BANCORP CLOSES RECORD YEAR IN 2006

    THE DALLES, Ore., Jan. 24 /PRNewswire-FirstCall/ -- Columbia Bancorp (Nasdaq: CBBO), the financial holding company for Columbia River Bank, continued its steady growth and closed 2006 as its strongest year on record with more than $1.0 billion in total assets.

    For the year ended December 31, 2006, net income grew to $15.8 million, or $1.55 per diluted share, an increase of 15% over 2005, when the bank reported $13.7 million in net income, or $1.36 per diluted share.

    Key fourth quarter analytics:

    --  4Q06 Return on Equity (ROE) was 18.76%
    --  4Q06 Return on Assets (ROA) was 1.77%
    --  4Q06 Net Interest Margin (tax equivalent) (NIM) was 6.36%
    --  4Q06 Efficiency Ratio was 55.31%

    Key year-end analytics

    -- Return on Equity (ROE) was 18.72%
    -- Return on Assets (ROA) was 1.79%
    -- Net Interest Margin (tax equivalent) (NIM) was 6.44%
    --  Efficiency ratio was 55.00%

    "2006 was a strong year for Columbia Bancorp," said President and Chief Executive Officer, Roger Christensen. "We met our growth objectives for the year, and we're using that momentum to further expand the bank's brand and reach. In addition, we continue to work towards building a solid foundation for future growth and expansion in the Vancouver, Washington, market. It's exciting to think about the opportunities of bringing our relationship style of banking to this fast growing market. Our expansion into this market will include several branches and the addition of some administrative functions that will complement our administrative offices in The Dalles, Oregon. We intend to maintain our Columbia River Bank headquarters in The Dalles, Oregon, and we are giving serious consideration to moving Columbia Bancorp's headquarters to Vancouver, Washington."

    COMPANY BUSINESS TRENDS

    The company reported its core areas of focus will continue as priorities in 2007. These include:

    --  Well-planned branch expansion and entry into new markets
    --  Operational efficiency
    --  Balanced deposit and loan growth
    --  Attractive products, services and customer convenience
    --  Loan quality

    Columbia River Bank President, Craig Ortega, said the Company's focus in 2006 led to achievement of several key metrics. "It was our goal in 2006, to maintain double digit growth in loans, deposits and earnings per share," he said. "While it was important to maintain focus on these objectives, we were committed to doing so only if we maintain our reputation for stellar customer service and convenience. As we continue expanding the bank's footprint, this balance will continue to be vital to us."

    Executive Vice President and Chief Banking Officer, Shane Correa, said 2007 will bring continued focus on loan and deposit growth. "On the deposit side, we are adding to our staff in key areas where we believe there is more opportunity to grow deposits."

    INCOME STATEMENT PERFORMANCE

    Revenue (net interest income plus non-interest income) for the fourth quarter grew 19% to $16.5 million, compared to $13.9 million in the fourth quarter a year ago. Year-to-date revenues increased 19% in 2006 to $62.5 million from $52.5 million in 2005. Net interest income before the provision for loan losses grew 25% to $52.7 million for the year, and stood at $14.0 million for the fourth quarter, a 22% improvement over the same quarter in 2005.

    The tax equivalent net interest margin was an impressive 6.44% for year-end 2006, up from 5.95% at year-end 2005. For the fourth quarter, the closing figure was 6.36%, up from 6.06% for the same quarter last year.

    Non-interest income for 2006 was $9.8 million, down by 4% from the $10.2 million reported in 2005. In the fourth quarter, non-interest income was $2.5 million, up by 5% over the fourth quarter 2005 figure of $2.4 million.

    In 2006, non-interest expense was $34.4 million, up 22% from $28.2 million last year. In the fourth quarter, non-interest expense was $9.1 million, up 22% over $7.5 million in the fourth quarter of 2005. The bank experienced an increase of 36% in occupancy costs in the fourth quarter as compared to the prior year, as it continued expansion into new markets.

    The provision for loan losses totaled $2.9 million in 2006, a decrease of 7% from the 2005 total of $3.1 million. For the fourth quarter, the loan loss provision was $750,000, down 28% from $1.0 million in the fourth quarter 2005.

    The bank's efficiency ratio for 2006 was 55.00%, compared to 53.67% in 2005. The fourth quarter ratio was 55.31%, up from 53.94% for the same quarter last year.

    BALANCE SHEET PERFORMANCE

    The company's loan portfolio continued its impressive growth pace, with an 18% increase in total loans in 2006. The year-end 2006 figure was $813.4 million, up from $688.7 million in 2005.

    Total assets grew to $1.0 billion, up 23% from last year's total of $841.2 million. Shareholders' equity increased by 17%, from $77.5 million, or $7.86 per outstanding share, in 2005, to $91.0 million, or $9.14 per outstanding share, in 2006. Tangible book value per common share at December 31, 2006, was $8.40, compared to $7.11 at December 31, 2005.

    Total deposits grew in 2006 by 21%, from $707.8 million at the end of 2005 to $859.1 million.

    ASSET QUALITY

    Non-performing assets at year-end were $5.2 million, or 0.50% of total assets, compared to $5.7 million, or 0.68% of total assets in 2005. Net charge-offs at year end stood at $1.6 million, or 0.20% of gross loans at year-end 2006, compared to $1.8 million, or 0.26% of gross loans, at the end of 2005.

    At December 31, 2006, the allowance for credit losses was $10.9 million, or 1.34% of gross loans, as compared to $9.5 million, or 1.38% of gross loans, at December 31, 2005.

    EARNINGS TELECONFERENCE AND WEBCAST

    Columbia will conduct a Teleconference and Webcast on Thursday, January 25, 2007, at 12:00 noon Pacific Time (3:00 p.m. Eastern Time) when management, led by Roger Christensen, will discuss results for the fourth quarter and year end 2006. To participate in the call, dial 1-888-404-1740; the conference ID is 5743426. The live Webcast can be heard by going to Columbia Bancorp's web site, www.columbiabancorp.com, and clicking on Presentations/Webcast under the Investor Relations section.

    The call replay will be available beginning two hours after the completion of the live call until January 30, 2007. To listen to the replay dial 1-800-642-1687 and use access code 5743426. A text version will be archived on Columbia Bancorp's website.

    ABOUT COLUMBIA BANCORP

    Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 21 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond (2), Pendleton, Hermiston, McMinnville, Lake Oswego, Canby and Newberg, Oregon, and in Goldendale, White Salmon, Sunnyside, Yakima, Pasco and Richland, Washington. In addition, Columbia River Bank has three limited service branches located in retirement homes, one in Bend, Oregon and two in McMinnville, Oregon. To supplement its community banking services, Columbia River Bank also provides mortgage-lending services through Columbia River Bank Mortgage Team and brokerage services through CRB Financial Services Team.

    FORWARD LOOKING STATEMENTS

    This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about Management's present plans and intentions about our strategy, growth, and deployment of resources, and about Management's expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like "may," "will," "should," "expect," "anticipate," "estimate," "continue," "plans," "intends," or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain Management's current plans, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the potential for losses inherent in our loan portfolio, economic and other factors that affect the collectibility of our loans, the impact of competition and fluctuations in market interest rates on Columbia's revenues and margins, and our ability to open and generate growth from new branches and to expand in new markets as we expect. Some of the other, risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this report is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.

    INCOME STATEMENT

    (Unaudited)
    (In thousands, except per share data and ratios)

                                     Three Months                            Twelve Months
                                         Ended                                   Ended
                                     December 31,                            December 31,
                                -----------------------       %         -----------------------       %
                                   2006         2005        Change         2006         2005        Change
                                ----------   ----------   ----------    ----------   ----------   ----------
Interest income                 $   19,563   $   14,704           33%   $   70,674   $   53,589           32%
Interest expense                     5,534        3,211           72%       18,002       11,302           59%
Net interest income before
 provision for loan losses          14,029       11,493           22%       52,672       42,287           25%
Provision for loan losses              750        1,035          -28%        2,900        3,115           -7%
Net interest income
 after provision for
 loan losses                        13,279       10,458           27%       49,772       39,172           27%

Non-interest income:
  Service charges and fees           1,059        1,131           -6%        4,316        4,733           -9%
  Mortgage loan
   origination income                  907          636           43%        3,176        2,747           16%
  Financial services
   revenue                             222          139           60%          871          613           42%
  Credit card discounts
   and fees                            130          118           10%          493          484            2%
  Gain from sale of MSA                  -            -            -             -          561            -
  Other non-interest
   income                              158          337          -53%          965        1,050           -8%
    Total non-interest
     income                          2,476        2,361            5%        9,821       10,188           -4%

Non-interest expense:
  Salaries and employee
   benefits                          5,161        4,501           15%       20,504       16,530           24%
  Occupancy expense                  1,077          791           36%        3,897        3,125           25%
  Other non-interest
   expense                           2,891        2,180           33%        9,972        8,506           17%
    Total non-interest
     expense                         9,129        7,472           22%       34,373       28,161           22%

Income before provision
 for income taxes                    6,626        5,347           24%       25,220       21,199           19%
Provision for income taxes           2,423        1,958           24%        9,445        7,529           25%
Net income                      $    4,203   $    3,389           24%   $   15,775   $   13,670           15%

Earnings per common
 share (1)
  Basic                         $     0.42   $     0.34           23%   $     1.60   $     1.39           14%
  Diluted                             0.41         0.34           23%         1.55         1.36           14%
Cumulative dividend per
 common share                         0.10         0.09           11%         0.39         0.36            8%

Book value per common
 share (1)                                                              $     9.14   $     7.86           16%
Tangible book value per
 common share (1) (2)                                                         8.40         7.11           18%

Weighted average shares
 outstanding (1)
  Basic                              9,945        9,836                      9,890         9,803
  Diluted                           10,200       10,110                     10,151        10,047
Actual shares
 outstanding (1)                     9,957        9,862                      9,957         9,862

                                     Quarter Ended                Year to Date
                                ------------------------    ------------------------
                                 December      December      December      December
                                    31,           31,           31,           31,
                                   2006          2005          2006          2005
                                ----------    ----------    ----------    ----------
RATIOS
Interest rate yield on
 interest-earning assets,
 tax equivalent                       8.85%         7.75%         8.63%         7.53%
Interest rate expense on
 interest-bearing
 liabilities                          3.57%         2.49%         3.14%         2.28%
Interest rate spread, tax
 equivalent                           5.28%         5.26%         5.49%         5.25%
Net interest margin, tax
 equivalent                           6.36%         6.06%         6.44%         5.95%
Efficiency ratio (3)                 55.31%        53.94%        55.00%        53.67%
Return on average assets              1.77%         1.65%         1.79%         1.77%
Return on average equity             18.76%        17.63%        18.72%        19.01%
Average equity / average
 assets                               9.43%         9.36%         9.56%         9.32%

(1) Prior periods have been adjusted to reflect the 10% stock dividend, effective December 29, 2005.
(2) Total common equity, less goodwill and other intangible assets, divided by actual shares outstanding.
(3) Non-interest expense divided by net interest income and non-interest income.

BALANCE SHEET
(Unaudited)
(In thousands)

                                                                              Year over
                                             December 31,    December 31,       Year
                                                2006            2005          % Change
                                            -------------   -------------     -----------
ASSETS
Cash and cash equivalents                   $     148,514   $      87,089              71%
Investment securities                              37,704          36,780               3%
Loans:
  Commercial loans                                136,582         101,261              35%
  Agricultural loans                               86,218          84,271               2%
  Real estate loans                               347,526         291,283              19%
  Real estate loans - construction                212,826         184,332              15%
  Consumer loans                                   12,540          13,775              -9%
  Loans held for sale                               7,538           5,879              28%
  Other loans                                      10,212           7,923              29%
    Total gross loans                             813,442         688,724              18%

  Unearned loan fees                               (1,428)         (1,513)              6%
  Allowance for loan losses                       (10,143)         (9,526)             -6%
      Net loans                                   801,871         677,685              18%

Property and equipment, net                        18,089          15,784              15%
Goodwill                                            7,389           7,389               -
Other assets                                       19,621          16,512              19%
       Total assets                         $   1,033,188   $     841,239              23%

LIABILITIES
Deposits:
  Non-interest bearing demand deposits      $     235,037   $     220,450               7%
  Interest bearing demand deposits                313,433         278,070              13%
  Savings accounts                                 35,456          41,128             -14%
  Time certificates                               275,140         168,174              64%
    Total deposits                                859,066         707,822              21%

Borrowings                                         74,138          49,815              49%
Other liabilities                                   8,966           6,110              47%
       Total liabilities                          942,170         763,747              23%

Shareholders' equity                               91,018          77,492              17%
       Total liabilities and
        shareholders' equity                $   1,033,188   $     841,239              23%

ADDITIONAL FINANCIAL INFORMATION
(Unaudited)
(In thousands, except ratios)

                                             December 31,     December 31,
                                                2006              2005
                                            -------------    -------------
NON-PERFORMING ASSETS
Delinquent loans on non-accrual
 status                                     $       4,939    $       5,688
Delinquent loans on accrual status                      -                -
Restructured loans                                     52               40
Total non-performing loans                          4,991            5,728
Other real estate owned                               203                -
Total non-performing assets                 $       5,194    $       5,728

Total non-performing assets / total
 assets                                              0.50%            0.68%

                                               Quarter Ended            Year to Date
                                          ----------------------    ---------------------
                                           Dec. 31,     Dec. 31,     Dec. 31,   Dec. 31,
                                            2006          2005         2006       2005
                                          ---------    ---------    ---------   ---------
ALLOWANCE FOR CREDIT LOSSES
Allowance for loan losses, beginning
 of period                                $   9,916    $   9,202    $   9,526   $   8,184
Provision for loan losses                       750        1,035        2,900       3,115
Recoveries                                      120           31          338         189
Charge offs                                    (643)        (742)      (1,931)     (1,962)
Reclassify liability for unfunded
 loan commitments                                 -            -         (690)          -
Allowance for loan losses, end of
 period                                      10,143        9,526       10,143       9,526
Liability for unfunded loan
 commitments                                    763            -          763           -
Allowance for credit losses               $  10,906    $   9,526    $  10,906   $   9,526

Allowance for loan losses / gross
 loans                                                                   1.25%       1.38%
Allowance for credit losses / gross
 loans                                                                   1.34%       1.38%
Non-performing loans / allowance for
 loan losses                                                            49.20%      60.13%

                                            Quarter Ended             Year to Date
                                       -----------------------   -----------------------
                                        Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,
                                          2006         2005         2006         2005
                                       ----------   ----------   ----------   ----------
FINANCIAL PERFORMANCE
Average interest-earning assets        $  879,980   $  757,095   $  822,336   $  715,832
Average gross loans                       793,150      668,002      744,067      623,656
Average assets                            942,514      814,596      881,081      771,652
Average interest-bearing
 liabilities                              615,797      511,966      573,311      495,651
Average interest-bearing deposits         588,371      481,626      539,565      461,999
Average deposits                          820,241      702,589      759,091      660,315
Average liabilities                       853,630      738,328      796,823      699,733
Average equity                             88,883       76,267       84,258       71,919

SOURCE  Columbia Bancorp
    -0-                             01/24/2007
    /CONTACT: Roger L. Christensen, President and CEO, +1-541-298-6633 or rchristensen@columbiabancorp.com, or Greg B. Spear, Executive Vice President, CFO and CAO, +1-541-298-6612 or gspear@columbiabancorp.com, both of Columbia Bancorp/
    /Web site:  http://www.columbiabancorp.com /
    (CBBO)